Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2016 Third Quarter Results

Richmond, VA, November 10, 2016 - Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $8.0 million for the third quarter of 2016 compared to $5.9 million for the third quarter of 2015. Net income was $19.3 million for the first nine months of 2016 compared to $17.7 million for the first nine months of 2015.
Highlights for the third quarter of 2016 included:

•	18.8% annualized return on equity (ROE) for the three months ended September 30, 2016

•	85.0% growth in book value to $209.9 million from $113.5 million at December 31, 2015

•	Net income of $8.0 million in the third quarter of 2016

•	Underwriting income of $10.7 million, resulting in a combined ratio of 67.5%

•	4.4% growth in gross written premiums to $47.8 million from $45.8 million in the third quarter of 2015

•	31.9% increase in net investment income to $1.9 million from $1.4 million in the third quarter of 2015
"We are pleased with our results for the third quarter with premium growth of 4.4% for the quarter and an annualized return on equity of 18.8%. Our results reflect our ability to compete in the current competitive pricing environment, and reflect Kinsale's consistent strategy of matching disciplined underwriting with a low-cost business platform," said President and Chief Executive Officer, Michael P. Kehoe.
The Company participated in a quota share reinsurance agreement ("multiple line quota share" or "MLQS") whereby it transferred part of its risk to reinsurers in exchange for a proportion of the gross written premiums on that business. During the first nine months of 2016 and 2015, the ceding percentages were 15% and 50%, respectively. As a result of the successful completion of its initial public offering ("IPO") in August 2016, the Company terminated and commuted its 2016 MLQS contract on October 1, 2016. For comparative purposes, an exhibit that shows the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
Results of Operations
Underwriting Results
Gross written premiums were $47.8 million for the three months ended September 30, 2016, an increase of 4.4% compared to $45.8 million for the three months ended September 30, 2015. Gross written premiums were $141.0 million for the nine months ended September 30, 2016, an increase of 7.0% compared to $131.8 million for the nine months ended September 30, 2015. The increase in gross written premiums for both the third quarter and first nine months of 2016 was due to a greater number of policies written, offset in part by a decrease in average premium size.
The Company generated underwriting income of $10.7 million on a combined ratio of 67.5% in the third quarter of 2016 compared to underwriting income of $7.9 million on a combined ratio of 57.0% in the third quarter of 2015. Underwriting income increased by $2.9 million, or 36.4%, due primarily to an increase in number of policies written and higher favorable prior year loss development during the third quarter of 2016 compared to the same period in 2015. Loss and expense ratios were 48.4% and 19.1%, respectively, for the three months ended September 30, 2016 compared to 56.7% and 0.3% for the three months ended September 30, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 44.7% and 27.1%, respectively, for the three months ended September 30, 2016 compared to 50.6% and 26.1% for the three months ended September 30, 2015. See the table below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, which are non-GAAP financial measures.

For the nine months ended September 30, 2016, underwriting income was $24.8 million on a combined ratio of 74.0% compared to $23.7 million on a combined ratio of 54.2% for same period last year. Loss and expense ratios were 54.0% and 20.0%, respectively, for the nine months ended September 30, 2016 compared to 53.4% and 0.8% for the nine months ended September 30, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 50.8% and 26.5%, respectively, for the first nine months of 2016 compared to 49.3% and 26.0% for the first nine months of 2015. The slight increase in the adjusted loss ratio reflects lower favorable loss development as a percentage of earned premiums in first nine months of 2016 when compared to the same periods 2015; however, reported loss activity continues to be lower than expected.
Investment Results
The Company’s net investment income was $1.9 million for the third quarter of 2016 compared to $1.4 million for the third quarter of 2015, an increase of 31.9%. Net investment income was $5.4 million for the first nine months of 2016 compared to $4.0 million for the first nine months of 2015, an increase of 33.8%. The Company’s investment portfolio had a gross investment return of 2.14% for the nine months ended September 30, 2016 compared to 2.09% for the same period in 2015. Funds are invested conservatively in high quality securities including, government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of “AA.” The weighted average duration of the investment portfolio was 3.0 years at September 30, 2016 and 3.2 years at December 31, 2015. Investments totaled $416.8 million at September 30, 2016 compared to $344.1 million at December 31, 2015, an increase of 21.1%.
Other
Total comprehensive income, which includes after-tax unrealized gains and losses from the Company’s investment portfolio, was $8.0 million for the third quarter of 2016 compared to $6.1 million for the same period in 2015. Total comprehensive income was $24.3 million for the first nine months of 2016 compared to $16.6 million for the same period in 2015.
On August 2, 2016, the Company completed its IPO of 7,590,000 shares of common stock at a price to the public of $16.00 per share. After the reclassification of Class A and Class B common stock into a single class of common stock and the issuance of shares of common stock in the IPO, the Company has 20,968,707 shares of common stock outstanding. The Company received net proceeds from the offering of approximately $72.8 million, after underwriting discounts and commissions and offering expenses. Stockholders' equity increased by 85.0% between December 31, 2015 and September 30, 2016 as a result of the net proceeds from the IPO, higher profits and unrealized investment gains, net of taxes. Stockholders' equity was $209.9 million at September 30, 2016, compared to $113.5 million at December 31, 2015.

Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2016 and 2015 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	($ in thousands)
Gross written premiums	$47,823	$45,798	$141,012	$131,840
Ceded written premiums	(14,177)	(26,919)	(23,910)	(77,137)
Net written premiums	$33,646	$18,879	$117,102	$54,703

Net earned premiums	$32,974	$18,279	$95,354	$51,736
Losses and loss adjustment expenses	15,949	10,369	51,526	27,648
Underwriting, acquisition and insurance expenses	6,302	46	19,031	408
Underwriting income (1)	$10,723	$7,864	$24,797	$23,680

Loss ratio	48.4%	56.7%	54.0%	53.4%
Expense ratio	19.1%	0.3%	20.0%	0.8%
Combined ratio	67.5%	57.0%	74.0%	54.2%

Annualized return on equity	18.8%	22.4%	15.9%	23.3%

The following tables summarize the effect of the MLQS for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$47,823	$—	$47,823	$45,798	$—	$45,798
Ceded written premiums	(14,177)	(6,000)	(8,177)	(26,919)	(19,572)	(7,347)
Net written premiums	$33,646	$(6,000)	$39,646	$18,879	$(19,572)	$38,451

Net earned premiums	$32,974	$(5,872)	$38,846	$18,279	$(18,618)	$36,897
Losses and loss adjustment expenses:
Current accident year	(19,408)	2,976	(22,384)	(12,078)	9,563	(21,641)
Favorable development on prior accident years	3,459	(1,574)	5,033	1,709	(1,260)	2,969
Total losses and loss adjustment expenses	(15,949)	1,402	(17,351)	(10,369)	8,303	(18,672)
Underwriting, acquisition and insurance expenses	(6,302)	4,234	(10,536)	(46)	9,571	(9,617)
Underwriting income (1)	$10,723	$(236)	$10,959	$7,864	$(744)	$8,608

Loss ratio	48.4%	23.9%	—	56.7%	44.6%	—
Expense ratio	19.1%	72.1%	—	0.3%	51.4%	—
Combined ratio	67.5%	96.0%	—	57.0%	96.0%	—

Adjusted loss ratio (2)	—	—	44.7%	—	—	50.6%
Adjusted expense ratio (2)	—	—	27.1%	—	—	26.1%
Adjusted combined ratio (2)	—	—	71.8%	—	—	76.7%

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$141,012	$—	$141,012	$131,840	$—	$131,840
Ceded written premiums	(23,910)	(774)	(23,136)	(77,137)	(55,482)	(21,655)
Net written premiums	$117,102	$(774)	$117,876	$54,703	$(55,482)	$110,185

Net earned premiums	$95,354	$(16,996)	$112,350	$51,736	$(52,612)	$104,348
Losses and loss adjustment expenses:
Current accident year	(60,392)	9,339	(69,731)	(36,172)	28,641	(64,813)
Favorable development on prior accident years	8,866	(3,742)	12,608	8,524	(4,863)	13,387
Total losses and loss adjustment expenses	(51,526)	5,597	(57,123)	(27,648)	23,778	(51,426)
Underwriting, acquisition and insurance expenses	(19,031)	10,719	(29,750)	(408)	26,730	(27,138)
Underwriting income (1)	$24,797	$(680)	$25,477	$23,680	$(2,104)	$25,784

Loss ratio	54.0%	32.9%	—	53.4%	45.2%	—
Expense ratio	20.0%	63.1%	—	0.8%	50.8%	—
Combined ratio	74.0%	96.0%	—	54.2%	96.0%	—

Adjusted loss ratio (2)	—	—	50.8%	—	—	49.3%
Adjusted expense ratio (2)	—	—	26.5%	—	—	26.0%
Adjusted combined ratio (2)	—	—	77.3%	—	—	75.3%

(1)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(2)	Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.
Dividends Declared
The Company's Board of Directors declared a cash dividend of $0.05 per share of common stock. This dividend is payable on December 15, 2016 to all stockholders of record as of the close of business on December 1, 2016.
Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

Underwriting income for the three and nine months ended September 30, 2016 and 2015, reconciles to net income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Underwriting income	$10,723	$7,864	$24,797	$23,680
Net investment income	1,894	1,436	5,389	4,027
Net investment (losses) gains	—	(8)	383	8
Other income	—	128	136	443
Other expenses	(523)	(468)	(1,469)	(1,481)
Income before income taxes	12,094	8,952	29,236	26,677
Income tax expense	4,112	3,008	9,940	9,008
Net income	$7,982	$5,944	$19,296	$17,669
Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. The Company defines its adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of its loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. The Company uses these adjusted ratios as internal performance measures in the management of its operations because the Company believes they give management and other users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. The Company's adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for its loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, November 11, 2016, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282 Conference ID# 98762324 or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available at the website until the close of business on January 11, 2017.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its E&S insurance operations and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, VA, focusing on the excess and surplus lines market.

Contact:

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	($ in thousands)
Gross written premiums	$47,823	$45,798	$141,012	$131,840
Ceded written premiums	(14,177)	(26,919)	(23,910)	(77,137)
Net written premiums	33,646	18,879	117,102	54,703
Change in unearned premiums	(672)	(600)	(21,748)	(2,967)
Net earned premiums	32,974	18,279	95,354	51,736

Net investment income	1,894	1,436	5,389	4,027
Net realized investment (losses) gains	—	(8)	383	8
Other income	—	128	136	443
Total revenues	34,868	19,835	101,262	56,214

Expenses
Losses and loss adjustment expenses	15,949	10,369	51,526	27,648
Underwriting, acquisition and insurance expenses	6,302	46	19,031	408
Other expenses	523	468	1,469	1,481
Total expenses	22,774	10,883	72,026	29,537
Income before income taxes	12,094	8,952	29,236	26,677
Total income tax expense	4,112	3,008	9,940	9,008
Net income	$7,982	$5,944	$19,296	$17,669

Other comprehensive income
Change in unrealized gains (losses) on investments, net of taxes	(1)	118	5,016	(1,095)
Total comprehensive income	$7,981	$6,062	$24,312	$16,574

Loss ratio	48.4%	56.7%	54.0%	53.4%
Expense ratio	19.1%	0.3%	20.0%	0.8%
Combined ratio	67.5%	57.0%	74.0%	54.2%

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
Assets	($ in thousands)
Investments:
Fixed maturity securities available-for-sale	$398,779	$327,602
Equity securities available-for-sale	17,788	14,240
Short-term investments	254	2,299
Total investments	416,821	344,141

Cash and cash equivalents	103,757	24,544
Investment income due and accrued	1,833	1,844
Premiums receivable, net	15,483	15,550
Receivable from reinsurers	7,306	11,928
Reinsurance recoverables	77,610	95,670
Ceded unearned premiums	24,143	39,329
Deferred policy acquisition costs, net of ceding commissions	5,558	—
Intangible assets	3,538	3,538
Deferred income tax asset, net	4,940	6,822
Other assets	2,282	1,912
Total assets	$663,271	$545,278

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$253,458	$219,629
Unearned premiums	88,276	81,713
Funds held for reinsurers	52,545	87,206
Payable to reinsurers	3,914	3,833
Accounts payable and accrued expenses	6,239	7,410
Deferred policy acquisition costs, net of ceding commissions	—	1,696
Note payable	27,223	29,603
Other liabilities	21,732	737
Total liabilities	453,387	431,827

Stockholders' equity	209,884	113,451
Total liabilities and stockholders' equity	$663,271	$545,278